Report of Independent Registered Public Accounting Firm

To the Trustees and Shareholders of the
American Century Municipal Trust:

In planning and performing our audits of the financial statements of the High-Yield Municipal Fund, the Long-Term Tax-Free Fund,
the Tax-Free Money Market Fund, and the Tax-Free Bond Fund
(the "Funds")  as of and for the year ended May 31, 2009,
in accordance with the standards of the Public Company
Accounting Oversight Board (United States), we considered
the Funds' internal control over financial reporting, including controls over safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Funds' internal control over financial reporting.  Accordingly, we do not express an opinion on the effectiveness of the Funds' internal control over financial
reporting.

The management of the Funds is responsible for establishing
and maintaining effective internal control over financial
reporting.  In fulfilling this responsibility, estimates and judgments by management are required to assess the expected
benefits and related costs of controls.  A fund’s internal
control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial
reporting and the preparation of financial statements for
external purposes in accordance with generally accepted
accounting principles.  A fund's internal control over
financial reporting includes those policies and procedures
that (1) pertain to the maintenance of records that, in
reasonable detail, accurately and fairly reflect the
transactions and dispositions of the assets of the fund;
(2) provide reasonable assurance that transactions are
recorded as necessary to permit preparation of financial
statements in accordance with generally accepted accounting
principles, and that receipts and expenditures of the fund
are being made only in accordance with authorizations of
management and trustees of the fund; and (3)  provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a fund's assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements.  Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis.
A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Funds'
annual or interim financial statements will not be prevented or detected on a timely basis.

Our consideration of the Funds' internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control over financial reporting that might be
material weaknesses under standards established by the Public
Company Accounting Oversight Board (United States).  However,
we noted no deficiencies in the Funds' internal control over financial reporting and its operation, including controls
over safeguarding securities, that we consider to be material weaknesses as defined above as of May 31, 2009.

This report is intended solely for the information and use of management and the Board of Directors of the High-Yield
Municipal Fund, the Long-Term Tax-Free Fund, the Tax-Free
Money Market Fund, and the Tax-Free Bond Fund and the Securities
and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.

/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Kansas City, Missouri
July 22, 2009